Exhibit 5.1

910 LOUISIANA	AUSTIN	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIYADH
TEL +1 713.229.1234	HONG KONG	SAN FRANCISCO
FAX +1 713.229.1522	HOUSTON	WASHINGTON
BakerBotts.com	LONDON

December 22, 2021

Noble Finance Company

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

Ladies and Gentlemen:

As set forth in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-255069) (as amended, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof by Noble Finance Company, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Guarantors”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be sold by the selling noteholders identified therein (the “Selling Noteholders”) from time to time pursuant to Rule 415 of the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include: (i) the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”), including the Notes issued to the Selling Noteholders on February 5, 2021 (the “Initial Notes”) and additional Notes that may be issued if interest on the Initial Notes is paid-in-kind through maturity (the “PIK Notes”), and (ii) Guarantees of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Guarantees” and, together with the Initial Notes, the “Debt Securities”).

At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

The Debt Securities may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.

The PIK Notes may be issued or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.

The Debt Securities were issued pursuant to that certain indenture, dated as of February 5, 2021, among the Company, the Guarantors and US Bank National Association, as collateral agent and trustee (the “Original Indenture”).

In our capacity as your counsel in the connection referred to above, we have examined (i) the Registration Statement, (ii) the Original Indenture, (iii) the Supplemental Indenture to the Original Indenture, dated as of December 17, 2021, among the Guarantor named therein and US Bank National Association, as collateral agent and trustee (together with the Original Indenture, the “Indenture”), (iv) the Modified Second Amended Joint Plan of Reorganization of Noble Corporation

Noble Finance Company	- 2 -	December 22, 2021

plc (n/k/a Noble Holding Corporation plc) and Its Debtor Affiliates attached to the Order Confirming the Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc) and Its Debtor Affiliates, filed on November 20, 2020 as Docket No. 723 in In re: Noble Corporation plc (n/k/a Noble Holding Corporation plc), et al., Case No. 20-33826 (DRJ) in the United States Bankruptcy Court, Southern District of Texas, Houston Division, including the form of Exit Second Lien Notes Indenture attached to the plan supplement filed on February 5, 2021 as Docket No. 890 in such case, and as modified by the Order Modifying Plan and Confirmation Order, Docket No. 842 in such case (as so modified, the “Plan of Reorganization”), (v) certain resolutions of the Board of Directors of the Company and (vi) originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments, and we have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In giving such opinion, we have relied, to the extent we deemed proper, without independent investigation, upon the opinions of other counsel to the Company and the Guarantors, and certificates, statements and other representations of officers and other representatives of the Company, the Guarantors and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

We have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete. In connection with such opinion, we also have assumed that the trustee and collateral agent had the power, corporate or other, to enter into and perform all obligations under the Indenture and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of the Indenture and the validity and binding effect thereof on such parties. In addition, we have assumed that neither the Plan of Reorganization nor the Indenture has been modified or supplemented, and each remains in full force and effect.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Initial Notes constitute legal, valid and binding obligations of the Company, (ii) the Guarantees constitute legal, valid and binding obligations of the Guarantors and (iii) the PIK Notes will, when duly executed, issued and delivered by the Company in accordance with the terms of the Indenture, constitute legal, valid and binding obligations of the Company, each enforceable against the Company or the Guarantors, as applicable, in accordance with their respective terms, except in each case as the enforceability thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York and the Delaware Limited Liability Company Act, each as currently in effect.

Noble Finance Company	- 3 -	December 22, 2021

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

SCHEDULE I

SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation /Organization
Bully 1 (Switzerland) GmbH	Switzerland
Noble BD LLC	Delaware
Noble Cayman SCS Holding Ltd	Cayman Islands
Noble Contracting II GmbH	Switzerland
Noble Drilling (Guyana) Inc.	Guyana
Noble Drilling (Norway) AS	Norway
Noble Drilling (TVL) Ltd.	Cayman Islands
Noble Drilling (U.S.) LLC	Delaware
Noble Drilling Doha LLC	Doha, Qatar
Noble Drilling International GmbH	Switzerland
Noble Drilling Services LLC (f/k/a Noble Drilling Services Inc.)	Delaware
Noble DT LLC	Delaware
Noble International Finance Company	Cayman Islands
Noble Leasing (Switzerland) GmbH	Switzerland
Noble Leasing III (Switzerland) GmbH	Switzerland
Noble Resources Limited	Cayman Islands
Noble Rig Holding 2 Limited	Cayman Islands
Noble Rig Holding I Limited	Cayman Islands
Noble SA Limited	Cayman Islands
Noble Services Company LLC	Delaware
Noble Services International Limited	Cayman Islands
Pacific Drilling S.A.	Luxembourg